Exhibit 23.1

Independent Auditors’ Consent
We consent to the incorporation by reference in Registration Statements Nos. No. 33-66426, No. 333-09021, No. 333-23985, No. 333-91101, No. 333-95715, No. 333-47378, No. 333-103038, No. 333-117782, No. 333-149926 of Universal Electronics Inc. on Form S-8 of our report dated 18 January 2011, relating to the consolidated financial statements of Enson Assets Limited and its subsidiaries as of 31 March 2008, 2009 and 2010 and the years then ended appearing in this Current Report on Form 8-K/A of Universal Electronics Inc..

Deloitte Touche Tohmatsu
Hong Kong
18 January 2011